UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 6, 2006

(Date of earliest event reported.)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Lenox Group Inc. issued a news release, dated March 8, 2006, entitled “Lenox Group Inc. Reports Fourth Quarter and Full Year 2005 Results”, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

In a news release, entitled “Lenox Group Inc. Announces An Agreement To Acquire Willitts Designs,” dated March 6, 2006, Lenox Group Inc. announced that its D56, Inc. subsidiary will acquire from Willitts Designs International, Inc. (“Willitts”) a number of collectible lines representing distinctive cultural and artistic themes. Joseph Walsmith, President and CEO of Willitts, is expected to join D56 and continue to lead the creative and product development efforts of these lines. The acquisition is subject to D56 obtaining approval from its lenders on or before April 14, 2006. If lender approval is received, closing will occur not later than April 30, 2006.

A copy of the news release dated March 6, 2006 is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being furnished with this Current Report:
Exhibits

(d)
99.1	Press Release dated March 8, 2006, entitled “Lenox Group Inc. Reports Fourth Quarter and Full Year 2005 Results.”

99.2	Press Release dated March 6, 2006, entitled “Lenox Group Inc. Announces An Agreement To Acquire Willitts Designs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Dated: March 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 8, 2006, entitled “Lenox Group Inc. Reports Fourth Quarter and Full Year 2005 Results.”

99.2	Press Release, dated March 6, 2006, entitled “Lenox Group Inc. Announces An Agreement To Acquire Willitts Designs.”